Exhibit 23




                              ACCOUNTANTS' CONSENT


The Board of Directors
General Electric Company

We consent to the incorporation by reference in the registration statements (Nos. 33-47500 and 333-23767) on Form S-8 of General Electric Company of our report dated May 7, 1999, relating to the financial statements and supplemental schedules of GE Savings and Security Program as of and for the years ended December 31, 1998 and 1997, which appear in the December 31, 1998 annual report on Form 11-K of General Electric Company.



/s/ KPMG LLP

Albany, New York
June 23, 1999